Exhibit 10.1
(If additional pledge accounts are required, please indicate account numbers on page 1.1.)
EXPRESS CREDITLINE
LOAN AGREEMENT — California Version
This Express CreditLine Revolving Loan Agreement (“Agreement”) is made Between Citigroup Global Markets Inc. (“SB”) and the undersigned (“Client”) to set forth the terms and conditions that will govern advances made to Client pursuant to a revolving credit facility (“Loan Facility”) that SB establishes for Client for a purpose other than purchasing, carrying or trading in securities, or reducing or retiring indebtedness incurred to purchase, carry or trade in securities. This Agreement will not become effective and binding upon SB until it has been executed by Client and accepted by SB in its offices in New York.
1)(a) Subject to the terms and conditions of this Agreement, SB agrees to make one or more extensions of credit to Client from time to time in an aggregate principal amount which shall not at any time exceed one of the following amounts which shall be agreed upon by the parties: (i) the sum of the loanable values (“Loanable Values”) of each class of eligible securities contained in Client’s SB account[s], computed as of the close of the New York Stock Exchange (“NYSE”) trading day immediately preceding the NYSE trading day on which an extension of credit is made, or (ii) a specific dollar amount selected by Client and approved by SB (“Loan Limit”). The initial Loan Limit selected by Client and agreed upon by SB shall be indicated in Schedule “A” to this Agreement. The Loan Limit must equal $25,001 or such greater amount as SB determines in its sole discretion. Client also understands and agrees that SB may reduce the Loan Limit in its sole discretion and at any time. Each extension of credit shall be referred to in this Agreement as an “Express CreditLine Advance” and shall in each instance only be made for a purpose other than purchasing, carrying or trading in securities, or reducing or retiring indebtedness incurred to purchase, carry or trade in securities. Express CreditLine Advances will be made in a good-faith account established pursuant to Federal Reserve Board Regulation T (“Express CreditLine Account”) pursuant to procedures prescribed by SB. Client understands that SB will not in any event be required to make any Express CreditLine Advance to Client unless the Collateral (as defined in Section 6(a) of this Agreement) is acceptable to SB. If Client’s obligation to repay one or more Express CreditLine Advances (and accrued interest thereon) is guaranteed by a person or entity that is not a party to this Agreement, and the guarantor pledges securities in the guarantor’s SB account[s] as security for the guaranty, Client acknowledges that such securities must, at all times, be acceptable to SB.
(b) Client understands and agrees that SB may, in its sole discretion, obtain reports from, and provide information to, other persons concerning Client’s credit standing and business conduct. SB may ask credit-reporting agencies for consumer reports of Client’s credit history. Upon Client’s request, SB will inform Client of the name and address of the consumer reporting agency or agencies that furnish such consumer reports to SB.
2)(a) Subject to the provisions of this Agreement, Client may obtain an Express CreditLine Advance at one or more times hereunder (subject to Client’s Loan Limit) by: (i) writing a check drawn on Client’s FMA Account at SB (“Client FMA Check”), (ii) requesting SB to issue a branch check (“Branch Check”) payable to Client in the amount of the Express CreditLine Advance, (iii) requesting SB to wire-transfer Federal funds in the amount of the Express CreditLine Advance to a bank account in Client’s name, (iv) requesting SB to effect an automatic transfer of funds (“ACH”) to a pre-enrolled bank account in Client’s name, (v) using Client’s debit card (“Card”) made available by SB, or (vi) any other method agreed upon by SB and Client. If Client uses any of the foregoing methods to access his/her FMA Account and there is an insufficient amount of cash or cash equivalents in that account to honor the request for a debit, an Express CreditLine Advance will be made to Client to place sufficient funds in his/her SB FMA Account. Client understands and agrees that all Express CreditLine Advances are subject during the term of this Agreement to his/her Loan Limit.
(b) In the event Client seeks an Express CreditLine Advance hereunder by issuing a Client FMA Check or using the Card which if honored would increase Client’s outstanding principal balance under the Loan Facility above Client’s Loan Limit, SB may without notice to Client refuse to honor Client’s request for such Express CreditLine Advance and inform any person presenting the Client FMA Check or requesting authorization for use of the Card that it was not paid or honored due to insufficient funds or for any other reason.
3) (a) SB shall charge Client interest on the aggregate principal amount of Express CreditLine Advances outstanding, if any. Such interest will be computed in the same manner as that set forth for securities margin accounts in the pamphlet prepared by SB entitled “Important New Account Information” (hereafter referred to as “New Account Document”), which may be amended from time to time and which amendment shall become binding upon written notice to Client. Client hereby acknowledges receipt of the New Account Document. Interest will be payable monthly. As provided in Paragraph 4, SB may in its sole discretion require that all interest be paid in cash and/or shares of a money market fund in Client’s Express CreditLine Account. If SB elects not to impose this requirement, and if (i) a sufficient amount of cash or money market fund shares is not available in Client’s Express CreditLine Account to pay the monthly interest amount, or if Client elects not to make interest payments from the Express CreditLine Account, and (ii) sufficient Collateral (as hereafter defined) acceptable to SB is in SB’s possession, the interest due shall be added to Client’s outstanding principal balance and thereafter interest shall accrue on such amount until Client’s outstanding balance under the Loan Facility has been repaid in full, whether before or after demand or termination of this Agreement. Client understands that by adding interest to the outstanding principal balance of Client’s Express CreditLine Advances, the amount of additional Express CreditLine Advances Client may obtain shall be proportionately reduced.
(b) Client understands that SB may pay a portion of the interest that it receives to Clients’ Financial Advisor. SB may also charge Client, to the extent permitted by applicable law, fees for establishing and/or servicing the Loan Facility.
(c) In no event shall the total interest and fees charged under this Agreement exceed

CPI# 1121

4725BCA (12/2007) page 1 of 6	Smith Barney is a division and service mark of Citigroup Global Markets Inc.

EXPRESS CREDITLINE
Additional Pledge Account Number Signature Page
(This page is only to be used if insufficient room for pledge accounts on page 1.)
I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete.

Borrower’s Signature		Date	Borrower’s Signature	Date
/s/ Kevin Soulsby	03/05/08

Print or type name		Date	Print or type name	Date
Kevin Soulsby	03/05/08

4725BCA (12/2007) page 1.1

the maximum interest rate or total fees permitted by law. In the event any excess interest or fees are collected, the same shall be refunded or credited to Client.
4) Fixed Rate Advances or Conversions
(a) For each Express CreditLine Advance as described in the Agreement, Client may select an interest rate that is fixed for a specific period of time. Client may also convert a portion of the Express CreditLine balance from a variable rate to a fixed rate of interest for a specific period of time. For purposes of this Agreement, except where specifically noted, a balance conversion will also be considered an Express CreditLine Advance. The fixed interest rate will be based on the one-, three-, six- or twelve-month London InterBank Offered Rate (“LIBOR”) as well as the 2-, 3-, 4-, and 5-year LIBOR SWAP index, as selected by Client, plus a spread. Client may lock in a fixed interest rate for one, three, six or twelve months or 2, 3, 4, or 5 years when Client requests an Express CreditLine Advance. The term of the fixed interest rate will correspond to the LIBOR rate selected by Client. (For example, if Client selects an interest rate based on six-month LIBOR, the rate will be fixed for six months even though six-month LIBOR may change over that six-month period.) The fixed rate of interest will be based on the applicable LIBOR as published in The Wall Street Journal “Money Rates” table two business days after the date the Express CreditLine Advance is requested. Client may confirm the LIBOR rates and spreads in effect on any day by calling Client’s Financial Advisor. Client must request a fixed interest rate Express CreditLine Advance by contacting Client’s Financial Advisor.
(b) Client may obtain a fixed rate Express CreditLine Advance (other than a balance conversion) only by (i) requesting SB to issue a Branch Check payable to Client in the amount of the Express CreditLine Advance or (ii) requesting SB to wire-transfer federal funds in the amount of the Express CreditLine Advance to a bank account in the Client’s name. Client may not have more than nine fixed rate Express CreditLine Advances outstanding at any one time.
(c) At the end of the selected one-, three-, six- or twelve-month or 2-, 3-, 4-, or 5- year term, Client may pay the Express CreditLine Advance in full, or renew the fixed interest rate for the same or a different term based on the LIBOR rates in effect on the first business day of the renewal term. Client must select a renewal term no more than 30 days prior to the end of the fixed rate term. If Client does not select a renewal term, the Express CreditLine Advance will be subject to the variable interest rate as described in Paragraph (3)(a) of the Agreement.
(d) In the event Client pays a fixed rate Express CreditLine Advance, in whole or in part, prior to the expiration of the selected maturity term, or requests that the Advance be converted to a variable rate of interest, a “breakage fee” will be charged to Client. SB may, in its sole discretion, debit Client’s Express CreditLine Account for the amount of the breakage fee. Interest will accrue on the debited amount at a variable interest rate as described in Paragraph (3)(a) of this Agreement until the amount is paid in full. The breakage fee will be determined as follows: SB will compare the original LIBOR rate selected by Client (rate “A”) to the current LIBOR rate as of the Prepayment Effective Date (rate “B”). If A is greater than B, SB will calculate the breakage fee by multiplying the difference between rates A and B by the total amount of the Advance, times the remainder of the maturity term. The remainder of the maturity term will be computed on a 360-day year basis from the Prepayment Effective Date to the end of the maturity term. The Prepayment Effective Date will be the date Client makes the prepayment or requests that the Advance be converted to a variable rate of interest. If the prepayment or request occurs after 3:00 p.m. eastern time or on a non-business day, the Prepayment Effective Date will be the next business day. The minimum breakage fee is $500. If A is less than or equal to B, a breakage fee of $500 will be charged.
(e) SB reserves the right in its sole discretion to stop offering fixed rate advances. If fixed rate advances are discontinued, Client may no longer select a fixed interest rate for any new Express CreditLine Advance. However, the fixed interest rate on any existing Express CreditLine Advance will not be affected, except that on the interest maturity date, unless paid in full, the Express CreditLine Advance will be subject to the variable interest rate as described in Paragraph (3)(a) of the Agreement. The fixing of interest for any period of time shall be without prejudice to SB’s rights to demand payment of the Loan Facility at any time pursuant to Paragraph 5 hereof.
5) Client agrees to pay on demand any balance owing with respect to Client’s Loan Facility, including interest, fees and any costs of collection (including reasonable attorneys’ fees, if any). Client understands that SB may demand full or partial payment of any balance outstanding under the Loan Facility at its sole option and without cause at any time, and that Express CreditLine Advances under the Loan Facility are not for any specific term or duration. Client agrees that at the sole option of SB, all payments received in respect of any Collateral in Client’s Express CreditLine Account, including interest, dividends, premiums and principal; all proceeds from any Collateral in Client’s Express CreditLine Account that is liquidated for any reason; and all deposits or other transfers into Client’s Express CreditLine Account may be applied in SB’s sole discretion, first to repay any interest accrued with respect to Client’s Loan Facility (whether or not such interest has been added to the principal amount of the Loan Facility outstanding), and then to any other amounts outstanding or otherwise payable to SB under the Loan Facility. In its sole discretion, SB may require Client to maintain sufficient shares in a money market fund in Client’s Express CreditLine Account to pay all interest that accrues and which is not paid through the application of all payments received in respect of any Collateral in Client’s Express CreditLine Account, all proceeds from any Collateral and all deposits or other transfers into Client’s Express CreditLine Account. As necessary, SB may, without prior notice to Client, debit the money market fund in Client’s Express CreditLine Account in such amount as is necessary to pay such excess interest as it accrues. Any amount outstanding under the Loan Facility may be paid at any time in whole or in part by Client without penalty. Payments applied to principal will increase the amount available for subsequent Express CreditLine Advances, subject to Client’s Loan Limit. Client shall make all payments regarding the Loan Facility to SB at its offices in New York.
6) Client agrees not (a) to use any portion of an Express CreditLine Advance to purchase, carry or trade in securities, or to reduce or retire other debts Client incurs for the purpose of purchasing, carrying or trading in securities, (b) to make any Client FMA Check payable to SB or another brokerage firm, or (c) to make funds available to a third party for any purpose described in clauses (a) or (b). Client shall be deemed to repeat such agreements each time Client obtains an Express CreditLine Advance hereunder. Client also acknowledges that willful non-compliance with these restrictions may constitute a violation by Client of Regulation “X” of the Federal Reserve Board.
7) (a) As security for Client’s obligations to SB under this Agreement, Client hereby assigns, grants and conveys to SB a first priority lien and security interest in all cash, stocks, bonds, other securities, certificates of deposit and instruments now or hereafter in Client’s Express CreditLine Account and all other accounts maintained by Client with SB (including any managed accounts maintained by Client) and all dividends, interest and proceeds of such property, and any property substituted by the Client (collectively, the “Collateral”). Client authorizes SB, at Client’s expense, to sign and file, without Client’s signature, such financing statements and other documents that in SB’s sole judgment are necessary to perfect, preserve and protect SB’s security interest in the Collateral, and to perform any and all such other acts necessary and incident to the execution of the powers granted to SB herein. Client also agrees to take all action which SB reasonably requests to assure that SB has a continuing first priority perfected security interest in the Collateral while this Agreement remains in effect.
(b) SB reserves the right to require Client at any time to deposit into Client’s Express CreditLine Account additional Collateral in such amount as SB requires or to substitute new Collateral for any Collateral that has previously been deposited in Client’s Express CreditLine Account. Client may, with SB’s approval and upon such terms and conditions as SB shall prescribe, substitute securities or other property for Collateral in Client’s Express CreditLine Account.
The Following Paragraph 8 (a) is Applicable Only to Clients Who Are Natural Persons
8) (a) Client represents and warrants to SB that (a) except for SB’s rights under this Agreement, Client owns the Collateral free of any security interest or lien in favor of any third party or any impediment to transfer (other than, in the case of restricted and control stock, any restrictive legend restricting the sale of the security under the Securities Act of 1933), (b) Client will not pledge the Collateral or grant a security interest in the Collateral to any third party, or permit the Collateral to

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become subject to any liens or encumbrances (other than SB’s security interest), or enter into a “lock-up” agreement or other agreement that affects the Collateral, in each case during the term of this Agreement, (c) Client is of the age of a majority in the state in which he/she is domiciled and is authorized to execute and deliver this Agreement and to perform his/her obligations hereunder, (d) Client is not an employee benefit plan, as that term is defined by the Employee Retirement Income Security Act of 1974 (“ERISA”), or an Individual Retirement Account, (e) in respect of restricted and control stock, in the event that SB liquidates and sells the Collateral, all Collateral consisting of securities will be readily transferable into “street name” in good deliverable form, and together with the securities of any other person whose sales must be aggregated with the Client’s under applicable law and rules, will be saleable under the Securities Act of 1933 and other applicable law and rules, and (f) unless Client advises SB to the contrary in writing and provides SB with a letter of approval, where required, from Client’s employer, Client is not an employee or member of any stock exchange or trading market or of any corporation or firm engaged in the business of dealing, either as a broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper. Client shall be deemed to repeat each of these representations and warranties each time Client obtains an Express CreditLine Advance hereunder.
The Following Paragraph 8 (a) is Applicable Only to Clients Who Are Corporations, Partnerships, Trusts or Other Entities
8) (a) Client represents and warrants to SB that a) it is a corporation, partnership, trust or other entity duly organized, validly existing and in good standing under the laws of the State in which it is organized; b) it has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted; c) it is qualified to do business in every jurisdiction where such qualification is required, except where the failure to qualify would not have a material adverse effect on Client; d) it has the power and authority to execute, deliver and perform its obligations under this Agreement; e) the execution, delivery and performance of this Agreement and the creation of a first priority lien and security interest in the Collateral provided for herein (i) are within Client’s corporate power, (ii) have been duly authorized by all necessary and proper corporate action, including the consent of shareholders where required, (iii) are not in contravention of any provision of Client’s certificate of incorporation or by-laws, (iv) do not violate any law or regulation, or any order or decree of any court or governmental instrumentality applicable to Client, and (v) do not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease agreement or other instrument to which Client is a party or by which Client or any of its property is bound; f) this Agreement has been duly executed and delivered by Client and constitutes its legal, valid and binding obligation enforceable against Client in accordance with its terms; g) except for SB’s rights under this Agreement, Client owns the Collateral free of any security interest or lien in favor of any third party or any impediment to transfer (other than, in the case of restricted and control stock, any restrictive legend restricting the sale of the security under the Securities Act of 1933); h) Client is not an employee benefit plan, as that term is defined by ERISA; and i) Client will not pledge the Collateral or grant a security interest in the Collateral to any third party, or permit the Collateral to become subject to any liens or encumbrances (other than SB’s security interest), or enter into a “lock-up” agreement or other agreement that affects the Collateral, in each case during the term of this Agreement and j) in respect of restricted and control stock, in the event that SB liquidates and sells the Collateral, all Collateral consisting of securities will be readily transferable into “street name” in good deliverable form, and together with the securities of any other person whose sales must be aggregated with the Client’s under applicable law and rules, will be saleable under the Securities Act of 1933 and other applicable law and rules. Client shall be deemed to repeat each of these representations and warranties each time Client obtains an Express CreditLine Advance hereunder.
(b) In the event Client maintains a Consulting Group account with SB, Client acknowledges that it has received and had the opportunity to review SB’s “wrap fee brochure” and the disclosures therein relating to Client’s Express CreditLine Loan Facility.
9) Whenever SB deems it necessary or appropriate for its protection, SB is authorized, in its sole discretion, to take one or more of the following actions: (a) require Client to repay promptly all or a specified amount of the outstanding balance of the Loan facility, (b) deposit promptly into Client’s Express CreditLine Account a specific amount of additional Collateral, (c) reduce the Loan Limit to a level determined by SB, (d) liquidate, withdraw or sell the Collateral and apply it to any amounts owed to SB, or (e) terminate Client’s Express CreditLine borrowing privileges. All of the foregoing actions may be done without prior notice to Client, and in the case of clauses (c)-(e), without demand upon Client. In addition, any sale may be made in SB’s sole discretion on the exchange or market where such business is then usually transacted, at public auction or private sale and without providing Client prior notice of such sale. In addition to SB’s rights under this Agreement, SB shall have the right to exercise any one or more of the rights and remedies of a secured creditor under the New York Uniform Commercial Code then in effect. All rights and remedies under this Agreement are cumulative and are in addition to all other rights and remedies that SB may have at law or equity. Notwithstanding the foregoing, to the extent permitted by law, Client expressly waives compliance with the provisions of Section 202 of the New York Lien Law.
10) This Agreement and its enforcement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such State.
11) This Agreement may not be assigned by Client without SB’s prior written consent, and shall be binding upon Client’s heirs, executors, administrators, successors and permitted assigns (whichever is applicable). SB may assign this Agreement to any person or entity without Client’s consent or prior notice to Client, and this Agreement shall inure to the benefit of SB’s successors and assigns (whether by merger, consolidation or otherwise).
12) This Agreement may be amended (a) by SB at any time by sending Client a written notice of such amendment, or (b) with the written consent of both parties. Any such amendment shall be effective as of the date established by SB or by both parties, as applicable. This Agreement may not be amended orally. Either Client or SB may waive compliance with any provision of this Agreement. Such waiver must be in writing and signed by the party to be charged with such waiver. Any such waiver will not be deemed to be a waiver of any other provision of this Agreement.
13) SB shall not be liable to Client for (a) any loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions, commonly known as “Acts of God,” beyond SB’s control, or (b) any consequential, incidental, indirect or special damages, even if such damages are reasonably foreseeable.
14) This Agreement, all schedules to this Agreement, and the New Account Document reflect the entire agreement between SB and Client concerning Client’s Loan Facility, and supersede any other agreement, promise, representation or undertaking, whether written or oral, concerning the Loan Facility. This Agreement is in addition to, and does not nullify, Client’s FMA Account agreement and any other agreements between Client and SB (collectively, “Other Agreements”). In the event of a conflict between the provisions of this Agreement, on the one hand, and the New Account Document or the Other Agreements, on the other hand, the provisions of this Agreement shall govern.
15) If any provision of this Agreement is held to be invalid, illegal or unenforceable by reason of any law, rule, administrative order or judicial decision, such determination shall not affect the validity of the remaining provisions of this Agreement.
16) Either party may terminate this Agreement upon thirty (30) calendar days prior written notice to the other party, except that Client shall not be entitled to terminate this Agreement in the event there is an outstanding principal balance in the Loan Facility, or accrued interest or other fees and charges (if any) relating to the Loan Facility have not been paid. Termination of this Agreement shall not affect any obligations incurred by Client prior to the effective date of termination, or SB’s rights to the Collateral, or securities deposited with SB by a guarantor of Client’s Loan Facility. All indemnification provisions herein, as well as Paragraphs 17-22, shall survive the termination of this Agreement.
17) Without the necessity of a judicial determination, and whether or not litigation occurs, Client hereby agrees to indemnify and hold harmless SB and its directors, officers, employees, agents and affiliates from any and all claims (whether or not meritorious), liabilities, judgments, damages, losses, costs and expenses of any

4725BCA (12/2007) page 3 of 6	Smith Barney is a division and service mark of Citigroup Global Markets Inc.

nature whatsoever (including reasonable attorneys’ fees and expenses) in any way related to, or arising out of or in connection with, this Agreement, including without limitation Client’s grant of a first priority lien and security interest in the Collateral and any action taken or omitted by SB at Client’s request or pursuant to Client’s instructions.
18) ARBITRATION
This agreement contains a predispute arbitration clause. By signing an arbitration agreement the parties agree as follows:
• All parties to this agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.
• Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.
• The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.
• The arbitrators do not have to explain the reason(s) for their award.
• The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.
• The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.
• The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this agreement.
I agree that all claims or controversies, whether such claims or controversies arose prior, on or subsequent to the date hereof, between me and SB and/or any of its present or former officers, directors, or employees concerning or arising from (i) any account maintained by me with SB individually or jointly with others in any capacity; (ii) any transaction involving SB or any predecessor firms by merger, acquisition or other business combination and me, whether or not such transaction occurred in such account or accounts; or (iii) the construction, performance or breach of this or any other agreement between us, any duty arising from the business of SB or otherwise, shall be determined by arbitration before, and only before, any self-regulatory organization or exchange of which SB is a member. I may elect which of these arbitration forums shall hear the matter by sending a registered letter or telegram addressed to Smith Barney at 77 Water Street, New York, N.Y. 10005, Attn: Law Department. If I fail to make such election before the expiration of five (5) days after receipt of a written request from SB to make such election, SB shall have the right to choose the forum.
No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the customer is excluded from the class by the court.
Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.
19) SB shall not be liable for a refusal by a third party to honor any Client FMA Check or the Card.
THE FOLLOWING PARAGRAPHS 20 - 22 APPLY ONLY TO MULTIPLE PARTY ACCOUNTS OF NATURAL PERSONS
20) If Client’s Express CreditLine Account is a multiple party account, in consideration of SB establishing the Loan Facility for the owners thereof, each account owner agrees that he/she is a Client for purposes of this Agreement and to be jointly and severally liable for said account and to pay on demand any balance owing with respect to the Loan Facility. Each account owner has full power and authority to borrow and withdraw money or to do anything with reference to the Express CreditLine Account as if he or she were the sole owner thereof, and SB is authorized and directed to act upon any instructions received from any account owner and to accept payment and securities from any account owner for the credit of this account regardless of the source or registration of such payments or securities. Any and all notices, communications or any demands sent to any account owner shall be binding upon all account owners, and may be given by mail or other means of communication. All representations and agreements contained in this Agreement shall be deemed to have been made by each account owner.
21) Without the necessity of a judicial determination, and whether or not litigation occurs, each account owner agrees to indemnify and hold harmless SB and its directors, officers, employees, agents and affiliates from and against any and all claims (whether or not meritorious), liabilities, judgments, damages, losses, costs and expenses of any nature whatsoever (including reasonable attorneys’ fees and expenses) in any way related to, or arising out of, or in connection with, or as the result of, SB following the instructions of any account owner. SB, in its sole discretion, may at any time suspend all activity in the multiple party account pending instructions from a court of competent jurisdiction or require that instructions pertaining to the multiple party account or the property therein be in writing signed by all account owners. SB shall be entitled to recover from the Express CreditLine Account or from any account owner prior to distribution of the funds or property therein such costs as it may incur, including reasonable attorneys’ fees, as the result of any dispute between or among account owners relating to or arising from the Express CreditLine Account.
22) (a) Each Express CreditLine Account owner agrees that, in the event of the death of owner thereof, the survivor or survivors shall immediately give SB written notice thereof, and SB may, before or after receiving such notice, take such actions, require such papers, inheritance or estate tax waivers, retain such portion of the account and restrict transactions in such account as SB may deem advisable to protect SB against any tax, liability, penalty or loss under any present or future laws or otherwise. The estate of an Express CreditLine Account owner who shall have died shall be liable and each survivor shall continue to be liable, jointly and severally, for all obligations to SB under this Agreement whether or not incurred prior to the receipt by SB of the written notice of the death of the decedent, or incurred in the liquidation of the Express CreditLine Account or the adjustment of the interests of the respective parties.
(b) If the Express CreditLine Account contains any rights of survivorship, in the event of the death of any owner thereof, all assets in the Express CreditLine Account shall pass to and be vested in the survivor[s] on the same terms and conditions as previously held, without in any manner releasing the decedent[s] estate from the liabilities provided for herein. The estate[s] of the decedent[s] and the survivor[s] hereby jointly and severally agree to fully indemnify and hold harmless SB from all liability for any taxes which may be owed in connection with the transfer and vesting of the assets in the survivor[s], or any claims by third parties.
DISCLOSURES REQUIRED BY CALIFORNIA STATE LAW
22) SB is required to give each of the following disclosures to Clients who reside in the State of California. Please note that some disclosures required by state law may reflect rights granted to all consumers under similar federal laws.
a) EXPRESS CREDITLINE LOANS TO CALIFORNIA RESIDENTS ARE MADE BY SB PURSUANT TO A CALIFORNIA DEPARTMENT OF CORPORATIONS FINANCE LENDER’S LICENSE (LICENSE NO. 603-4636). SB’S HEADQUARTERS OFFICE IS LOCATED AT 388 GREENWICH STREET, NEW YORK, NY 10013. THE BRANCH OFFICE ADDRESS OF CLIENT’S FINANCIAL CONSULTANT AND THE LICENSE NUMBER OF THAT BRANCH OFFICE ARE SET FORTH IN THE SIGNATURE PORTION OF THIS AGREEMENT. FOR INFORMATION CONTACT THE CALIFORNIA DEPARTMENT OF CORPORATIONS, STATE OF CALIFORNIA. IF CLIENT IS MARRIED, CLIENT MAY RECEIVE A SEPARATE EXPRESS CREDITLINE LOAN FACILITY AND HAVE A SEPARATE EXPRESS CREDITLINE ACCOUNT. SB REPRESENTS THAT NO PERSON HAS ACTED AS A BROKER IN CONNECTION WITH THE MAKING OF ANY Express CreditLine Advance. THIS LOAN FACILITY IS MADE PURSUANT TO THE CALIFORNIA FINANCE LENDERS LAW, DIVISION 9 (COMMENCING WITH SECTION 22000 OF THE FINANCE CODE).

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CLIENT ACKNOWLEDGES RECEIPT OF FORM T-4 PROMULGATED BY THE FEDERAL RESERVE BOARD AS WELL AS A COPY OF THIS AGREEMENT. BY SIGNING BELOW, CLIENT APPLIES FOR THIS LOAN FACILITY AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS HEREIN. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PAGE 3, PARAGRAPH 18.
CITIGROUP GLOBAL MARKETS INC. (“SMITH BARNEY”)

Signature of Branch or Operations Manager:	Date:

Branch Office Address License Number under the California Finance Lenders License Law

Client Signatures:

Print Name of Client	Signature of Client	Date

Intevac, Inc.	/s/ Kevin Soulsby	03/05/08

Print Name of Client	Signature of Client	Date

If a Corporation, Partnership, Trust or Other Entity also provide

Entity Name	Authorized Signer and Title (please print

Intevac, Inc.	Kevin Soulsby, Corporate Controller

Schedule “A”
Loan Limit Amount Election
Name of Client: Intevac, Inc. elects the following as Client’s initial Loan Limit.
Client should elect and sign only one of the alternatives below.
a) the sum of the Loanable Values in Client’s SB account(s) computed in accordance with Paragraph 1 (a), which must be equal to or greater than $25,001.*

Print Name of Client	Signature of Client	Date

Intevac, Inc.	/s/ Kevin Soulsby	03/05/08

Print Name of Client	Signature of Client	Date

or

b)	$ (specify dollar amount, which must be equal to or greater than $25,001).* After Client signs and dates this document, Client may not borrow an amount greater than it has specified unless Client signs and dates an amended Loan Limit Amount Election form specifying such greater amount and SB countersigns the amended form.

Print Name of Client	Signature of Client	Date

Print Name of Client	Signature of Client	Date

Approved by Smith Barney

Print Name of Branch or Operations Manager	Signature of Branch or Operations Manager	Date

State	Minimum Loan Limit
Indiana	$50,001 for consumer loans; $25,001 for business loans

Maine	$35,001

Oklahoma	$45,001

Oregon	$50,001

Pennsylvania	$50,001

Vermont	$1,000,001 for business loans; consumer loans not allowable

West Virginia	$45,001 (except business loans)

Wyoming	$50,001

*	In the states listed below Schedule “A”, the minimum Loan Limit will be higher.

4725BCA (12/2007) page 5 of 6	Smith Barney is a division and service mark of Citigroup Global Markets Inc.

Schedule “B”
Credit Cost Disclosure
Interest on your Express CreditLine Revolving Facility (“Facility”) is determined by applying a daily periodic interest rate to the average daily outstanding balance in your Facility, as described below, and multiplying this number by the number of days in the interest period in which there was a balance outstanding.
The average daily outstanding balance in your Facility is determined by taking the net daily balance each day. The net daily balance (including current transactions) is calculated by taking the beginning balance in your Facility each day, adding any new Express CreditLine Advances and other debits and subtracting any payments or other credits. Unless paid, accrued interest is added to your Facility each month on the first business day following the 20th of the month. Note that in December there is an additional interest period that will end on the next-to-last business day of the year. To determine the average daily balance, we add together the net daily balances for each day in which there is a net daily balance and divide this number by the number of days in the interest period in which you had a net debit balance.
A debit balance appears in your Express CreditLine Account beginning on the day credit is extended to you or on the day an advance is made to or by you. There is no grace period.
Your daily net debit balance includes accrued unpaid interest from prior interest periods. Interest is charged on the entire debit balance, including such accrued unpaid interest from prior interest periods.
Your interest rate may vary. An increase in your interest rate will cause interest to accrue faster. The interest rate is based on the average Prime Rate established by Smith Barney and your average debit balance. The Prime Rate reflects short-term market interest rates and the blended borrowing costs incurred by Smith Barney. The average Prime Rate is determined by computing the average of the daily Prime Rate in effect each day during a given interest period; we then round that average up to the nearest one-quarter of 1%. You may obtain our average Prime Rate for any interest period and our daily Prime Rate by asking your Financial Advisor.
To determine your daily periodic interest rate, an increment is added to the average Prime Rate, depending on the amount borrowed. The Prime Rate fluctuates and is expressed as an annual rate (based on a 360-day year), but is charged to your Express CreditLine Account monthly.
The rates that would apply to your Express CreditLine Account, as of the date you sign the Smith Barney Express Credit Revolving Loan Agreement, are set forth as follows:

Prime Rate = 8.25%							Prestige Level & Private Wealth
	Standard Clients			Select Level Clients			Management Clients
	Spread			Spread			Spread
Your Average Debit	Over		Initial	Over		Initial	Over		Initial
Balance	Prime	Rate	Daily Rate	Prime	Rate	Daily Rate	Prime	Rate	Daily Rate

Under $10,000	3.50%	11.75%	0.03%	3.25%	11.50%	0.03%	3.00%	11.25%	0.03%
$10,000 to $24,999	3.00%	11.25%	0.03%	2.75%	11.00%	0.03%	2.50%	10.75%	0.03%
$25,000 to $49,999	2.50%	10.75%	0.03%	2.25%	10.50%	0.03%	2.00%	10.25%	0.03%
$50,000 to $74,999	2.00%	10.25%	0.03%	1.75%	10.00%	0.03%	1.50%	9.75%	0.03%
$75,000 to $99,999	1.50%	9.75%	0.03%	1.25%	9.50%	0.03%	1.00%	9.25%	0.03%
$100,000 to $499,999	1.00%	9.25%	0.03%	0.75%	9.00%	0.02%	0.50%	8.75%	0.02%
$500,000 to $999,999	0.50%	8.75%	0.02%	0.25%	8.50%	0.02%	0.00%	8.25%	0.02%
$1,000,000 to $4,999,999	0.25%	8.50%	0.02%	0.00%	8.25%	0.02%	-0.25%	8.00%	0.02%
$5,000,000 to $9,999,999	0.00%	8.25%	0.02%	-0.25%	8.00%	0.02%	-0.50%	7.75%	0.02%
$10,000,000+	-0.50%	7.75%	0.02%	-0.75%	7.50%	0.02%	-1.00%	7.25%	0.02%
The interest rate is subject to change without notice when changes occur in the Prime Rate or when a change occurs in the increment applied because of a change in your average daily net debit balance. When your interest rate is to be increased for any other reason, you will be notified in writing in advance of the increase.
Interest is charged for each day during which you have a net debit balance outstanding but is computed on the basis of a 360-day year. This method of computation results in interest charges greater than those derived from the same rate of interest as used in a formula based on a 365-day year.
To secure repayment of your Facility, we are taking a security interest in the cash, stocks, bonds, other securities, certificates of deposit and instruments in your Express CreditLine Account and all other accounts maintained by you with Smith Barney (including any managed accounts) and all dividends, interest and proceeds of such property and any property substituted by you.

4725BCA (12/2007) page 6 of 6	Smith Barney is a division and service mark of Citigroup Global Markets Inc.

FR T-4
OMB No. 7100-0019
Approval expires March 31, 2008
(If additional pledge accounts are required, please indicate account numbers on page 1.1.)
EXPRESS CREDITLINE (MAXIMUM)
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
Statement of Purpose for an Extension of Credit by a Creditor
(Federal Reserve Form T-4)
CITIGROUP GLOBAL MARKETS INC.
Name of Creditor
This report is required by law (15 U.S.C. 78g and 78w; 12 CFR 220).
The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.
Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0019), Washington, DC 20503.
Instructions

1.	This form must be completed only if the purpose of the credit being extended is not to purchase, carry, or trade in securities and the credit is in excess of that otherwise permitted under Regulation T. (See § 220.6(e)(2)).

2.	Please print or type (if space is inadequate, attach separate sheet).
Part I (To be completed by customer(s))

1.	What is the amount of the credit being extended?
The sum of loanable amount of the eligible securities, cash, and other instruments in the client’s account (see table on page 2)

2.	The borrower acknowledges that no part of this credit will be used to purchase, carry, or trade in securities. The purpose of the credit is described in detail as follows:
Business operations

3.	Are any of the securities listed in Part II to be delivered, or have any such securities been delivered from a bank, broker, dealer, or other person on a “delivery against payment” basis? ☐ Yes ☑ No
I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete.

Borrower’s Signature		Date	Borrower’s Signature	Date
/s/ Kevin Soulsby	03/05/08

Print or type name		Date	Print or type name	Date
Kevin Soulsby	03/05/08

This form should not be signed if blank.
A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation T will also violate
Federal Reserve Regulation X, “Borrowers of Securities Credit.”

4725TM (12/2007) page 1 of 4	CPI# 1123

EXPRESS CREDITLINE
Additional Pledge Account Number Signature Page
(This page is only to be used if insufficient room for pledge accounts on page 1.)
I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete.

Borrower’s Signature		Date	Borrower’s Signature	Date
/s/ Kevin Soulsby	03/05/08

Print or type name		Date	Print or type name	Date
Kevin Soulsby	03/05/08

4725TM (12/2007) page 1.1

Express CreditLine — Attachments to Federal Reserve Form T-4
Purpose of Express CreditLine
(Part I, Question #1)
The maximum amount of credit that may be extended for Express CreditLine will be based on the eligible securities the Borrower maintains in a Smith Barney Express CreditLine account or other Smith Barney accounts linked to the Express CreditLine account. Each security is assigned a “Loanable Value” as outlined in the table below. Aggregate Loanable Value will be calculated daily based on the market value of each security.
Eligible Collateral Chart

Security	Advance Rate (Maximum Loan As % Of Market Value)	Minimum Maintenance Requirement (As % Of Market Value)
Equities/ADRS
Marginable (min: $10/shr)	65%	30%
Non-marginable (min: $15/shr)	60%	35%
Governments
Maturity less than 1 year	99%	1%
Maturity 1-3 years	98%	2%
Maturity 3-5 years	97%	3%
Maturity 5-10 years	96%	4%
Maturity 10-20 years	95%	5%
Maturity 20 years plus	94%	6%
Investment Grade Corporate Non-Convertible Bonds
$50 & above	80%	20%
$0 to $50	Market Value Minus 10% of Face Value	10% of face value
Corporate Convertible Bonds
$25 & above	65%	30%
Under $25	Not eligible	Not eligible
Muni Bonds
$70 and above	90%	10%
$7 to $70	Market Value minus 7% of Face Value	7% of Face Value
Under $7	Not eligible	Not eligible
Mutual Funds
$5 and above (In-House or Outside Funds)	65%	30%
Unit Trusts
All In-House	65%	30%
Other Marginable Units ($10 And Above)
Note: Mutual funds and unit trusts must be fully paid for and owned by the client for more than 30 days to be eligible.
SB Brokered CDs
Maturity Less Than 1 Year	85%	10%
Maturity 1-2 Years	70%	25%
Maturity Greater Than 2 Years	65%	30%
Note: SB brokered CDs issued by institutions under government conservatorship cannot be used as collateral.
Limited Partnerships Trade On NYSE
$10 and above	65%	30%
Above Loanable Values and collateral requirements are based on Smith Barney’s account equity requirements currently in effect and are subject to change at any time without notice.
Mutual Funds, Unit Investment Trusts and New Issues must be fully paid for and owned for 30 days or longer before they can be used as collateral.
Loanable Values may be lower and Minimum Collateral Requirements may be higher for:
•	restricted or control stock or concentrated positions

•	accounts holding illiquid or volatile positions

•	deeply discounted bonds
Non-margin eligible equities, restricted stock and non-investment grade bonds may be eligible as collateral on an exception basis only. Loanable Values and Minimum Collateral Requirements will be determined on a case by case basis.
All collateral is subject to review and approval of Smith Barney.
For additional information, please consult your Smith Barney Financial Consultant.

4725TM (12/2007) page 2 of 4	Smith Barney is a division and service mark of Citigroup Global Markets Inc.

Express CreditLine — Attachments to Federal Reserve Form T-4
Maximum Borrowing Power and Collateral Requirements
(Part I, Question #2)
Express CreditLine may be used for any personal* or business purpose except to purchase, carry or trade in securities, or to reduce or retire indebtedness incurred to purchase, carry or trade securities.
Please indicate the purpose of your Express CreditLine by checking the appropriate box(es) below:
Consumer Purposes:*
☐	Finance purchase or construction of primary residence, vacation or second home

☐	Home improvements

☐	Tuition payments

☐	Major purchase (Check all that apply)
☐	Automobile

☐	Aircraft

☐	Boat

☐	Other, specify:
☐	Medical/Dental

☐	Vacation/Travel

☐	Taxes

☐	Other, specify:
Business Purposes:
☐	Finance purchase or construction of investment real estate (commercial or residential income producing real estate)

☐	Finance business operations or assets (Check all that apply)
☐	Purchase Business

☑	General working capital

☐	Inventory

☐	Accounts receivable

☐	Equipment

☐	Business occupied real estate
☐	Taxes

☐	Other, specify:
As noted on page 1 of the form, a borrower who falsely certifies the purpose of credit on this form or otherwise willfully or intentionally evades the provisions of Regulation T will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

*	Express CreditLine may not be available for consumer purposes in certain states. Your Financial Consultant can inform you of any limitations or restrictions in your particular state.
4725TM (12/2007) page 3 of 4

FR T-4
Part II (To be completed by creditor)
The following is a listing of collateral, if any, securing this credit.
1. Collateral consisting of securities with loan value under Regulation T (refer to the Supplement to Regulation T).

No. of shares or			Date and source of valuation	Total market value
other unit	Itemize separately by issue	Market price	(See note below)	per issue

2. Collateral consisting of securities having no loan value under Regulation T.

No. of shares or			Date and source of valuation	Total market value
other unit	Itemize separately by issue	Market price	(See note below)	per issue

3. Other collateral.

Date and source of valuation
Itemize	Current market value	(See note below)	Good faith loan value

Note: Creditor need not complete “Date and source of valuation” if the market value was obtained from regularly published or disseminated information in either a journal of general circulation or an automated quotation system.
I am a duly authorized representative of the creditor. I have read this form and any attachments, and have accepted the customer’s statement in Part I in good faith as defined below,* and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete.

Date	Branch Manager’s Signature

Title	Print or type name

*	To accept the customer’s statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.
This form must be retained by the lender for three years after the credit is extinguished.
4725TM (12/2007) page 4 of 4